UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2020 (November 13, 2020)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-34042	98-0570192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Capital Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange

Item 2.02	Results of Operations and Financial Condition.

On November 13, 2020, the Company issued a press release announcing its results of operations for the three and nine months ended September 30, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 13, 2020, the Company issued a press release announcing the release of its third quarter 2020 financial results via its investor relations website at https://www.maiden.bm/investor_relations, which press release is included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
On November 13, 2020, the Company issued a press release announcing the commencement of a cash tender offer to purchase a specified number of its preference securities, which press release is included as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 13, 2020
99.2	Press Release of Maiden Holdings, Ltd., dated November 13, 2020
99.3	Press Release of Maiden Holdings, Ltd., dated November 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 13, 2020	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated November 13, 2020
99.2	Press Release of Maiden Holdings, Ltd., dated November 13, 2020
99.3	Press Release of Maiden Holdings, Ltd., dated November 13, 2020

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
Third Quarter of 2020 Financial Results

PEMBROKE, Bermuda, November 13, 2020 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported third quarter of 2020 net income of $2.2 million or $0.03 per diluted common share, compared to a net loss of $58.3 million or $0.70 per diluted common share in the third quarter of 2019.

Non-GAAP operating loss(5) was $2.3 million or $0.03 per diluted common share for the third quarter of 2020, compared to non-GAAP operating earnings of $39.5 million or $0.47 per diluted common share for the same period in 2019.
Maiden's book value per common share(1) was $0.86 at September 30, 2020 compared to $0.51 at December 31, 2019. On a non-GAAP basis, adjusted for the unamortized deferred gain on retroactive reinsurance recognized as of September 30, 2020 of $80.0 million, the Company's adjusted book value per common share(2) was $1.81 at September 30, 2020.
Commenting on the third quarter of 2020 financial results, Lawrence F. Metz, Maiden’s President and Co-Chief Executive Officer said, "Our return to profitability continued in the third quarter, with increasing stability in our loss experience driving the result. On a net basis we reported net favorable loss development for the quarter, and these ongoing improvements have enabled us to continue to extend our strategic vision in both the asset and capital management pillars previously articulated. More substantially, we simultaneously announced today our tender offer to repurchase a significant portion of our preference shares, which we believe will offer those shareholders a liquidity opportunity while enhancing Maiden's value to common shareholders. Over the long-term, we believe this blended approach will enable Maiden to build value while retaining options to participate in the (re)insurance marketplace, though our present assessment remains that active (re)insurance underwriting is likely to present more limited opportunities. We continue to experience immaterial impacts from the COVID-19 pandemic on our operations, and we continue to lower our operating expenses."

Patrick J. Haveron, Maiden’s Co-Chief Executive Officer and Chief Financial Officer added, "Our book value continued to increase as we extended our profitable 2020 during the third quarter. Our active portfolio management enabled us to capture realized investment gains in conjunction with expected settlement of our run-off insurance liabilities. While there is no guarantee that recent loss development trends will persist, with multiple successive quarters of stabilization, we are encouraged by them, although a prudent assessment dictates that the run-off portfolio still requires additional maturity to fully emerge. Nonetheless, the stability we have sought to activate our longer-term asset and capital management strategies are increasingly in place, although we are careful to approach these strategies in a deliberate fashion as we build Maiden's value for the future. In addition to the tender offer announced today for a portion of our preference shares, during the quarter we completed a number of investment opportunities that we believe will produce appropriate risk-adjusted returns over the foreseeable future. We expect these initiatives to continue in the fourth quarter and beyond to further increase Maiden’s value to all shareholders."
Consolidated Results for the Quarter Ended September 30, 2020
Net income for the three months ended September 30, 2020 was $2.2 million compared to a net loss of $58.3 million for the same period in 2019. The net improvement in results for the three months ended September 30, 2020 compared to the same period in 2019 was primarily due to the following:
•net income from continuing operations of $2.2 million compared to a net loss from continuing operations of $58.4 million for the same period in 2019 largely due to the following factors:
◦underwriting income(4) of $3.4 million in third quarter of 2020 compared to an underwriting loss of $80.3 million in the same period in 2019. The improvement in the underwriting income was due to:
▪the impact of lower loss ratios combined with lower current year premiums earned during the three months ended September 30, 2020 compared to the same period in 2019; and
▪favorable prior year loss development of $7.2 million in the third quarter of 2020 compared to adverse prior year loss development of $63.2 million during the same period in 2019 which had been incurred primarily within the AmTrust Reinsurance segment.
    The improvement in underwriting results were partially offset by the following:
◦lower realized gains on investment of $4.1 million for the three months ended September 30, 2020 compared to realized gains of $12.7 million for the same period in 2019;
◦a reduction in investment income to $12.7 million for the three months ended September 30, 2020 compared to $13.2 million for the same period in 2019; and
◦foreign exchange and other losses of $6.5 million for the three months ended September 30, 2020 compared to foreign exchange and other gains of $7.8 million for the same period in 2019.
Net premiums written for the three months ended September 30, 2020 were $3.0 million compared to $35.9 million in the same respective period in 2019. Premiums written in the Diversified Reinsurance segment decreased by $5.9 million or 40.4% for the three months ended September 30, 2020 compared to the same period in 2019 due to lower premiums written in German Auto programs within our IIS business. There were no new written premiums within the AmTrust Reinsurance segment due to the termination of both the AmTrust Quota Share and the European Hospital Liability Quota Share effective January 1, 2019. For the three months ended September 30, 2019, the negative premiums written were primarily the result of the Partial Termination Amendment which resulted in our indirect wholly owned subsidiary Maiden Reinsurance Ltd. ("Maiden Reinsurance") returning approximately $648.0 million in unearned premium to AmTrust International Insurance, Ltd. ("AII"), or $436.8 million net of applicable ceding commission and brokerage.
Net premiums earned decreased by $70.6 million or 74.4% for the three months ended September 30, 2020 compared to the same period in 2019 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and within the Diversified Reinsurance segment, non-renewals in Maiden Reinsurance's European Capital Solutions business and a reduction in the German Auto programs produced by our IIS unit.
Net investment income decreased by $0.5 million or 4.1% for the three months ended September 30, 2020 compared to the same respective period in 2019, primarily due to the decline in average investable assets of 34.1% in those same periods. The decline in investable assets is largely due to the cessation of active reinsurance underwriting and other initiatives resulting from the Strategic Review that commenced in 2018 and has been responsible for significant negative operating cash flows as we run-off our existing reinsurance liabilities. Net investment income for the three months ended September 30, 2019 included one-time payments of interest totaling $13.6 million (in relation to the implementation of the following two agreements each dated as of July 31, 2019: (i) the Loss Portfolio and Adverse Development Cover Agreement (“LPT/ADC Agreement”) with Enstar Group Limited ("Enstar") and (ii) the Commutation and Release Agreement (“Commutation and Release Agreement”) between Maiden Reinsurance and AII with payments to Enstar and AmTrust Financial Services, Inc. ("AmTrust") effective January 1, 2019. Lower investment income was also impacted by the decline in average book yields to 2.1% for the three months ended September 30, 2020 compared to 2.9% for the same period in 2019 (excluding the aforementioned one-time interest payments to Enstar and AmTrust).
Net realized gains on investment were $4.1 million for the three months ended September 30, 2020, compared to net realized gains of $12.7 million for the same respective period in 2019. The realized gains for the three months ended September 30, 2020 were primarily due to sales of corporate bonds during the third quarter of 2020 for the settlement of claim payments to AmTrust. Net realized gains during the third quarter of 2019 were primarily due to sales of corporate bonds for the settlement of the commutation payment to AII pursuant to the Commutation and Release Agreement via transfer of cash and invested assets on August 12, 2019.
Net loss and LAE decreased by $131.8 million during the three months ended September 30, 2020 compared to the same respective period in 2019, largely due to the termination of the AmTrust Reinsurance quota share agreements effective January 1, 2019. Net loss and LAE for the third quarter of 2020 was impacted by net favorable prior year reserve development of $7.2 million compared to net adverse prior year reserve development of $63.2 million during the same period in 2019. Commission and other acquisition expenses decreased by $23.1 million or 70.5% for the three months ended September 30, 2020, compared to the same respective period in 2019 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $0.7 million, or 8.3% for the three months ended September 30, 2020, compared to the same period in 2019 largely due to continued decrease in salary, benefits and other corporate expenses associated with the Strategic Review and related headcount reductions since 2018. The Company estimates that it incurred operating expenses of approximately $0.6 million during the three months ended September 30, 2020 which it believes will not recur in future periods.

Consolidated Results for the Nine Months Ended September 30, 2020
Net income for the nine months ended September 30, 2020 was $32.2 million compared to a net loss of $110.4 million for the same period in 2019. The net improvement in results for the nine months ended September 30, 2020 compared to the same period in 2019 was primarily due to the following:
•net income from continuing operations of $32.2 million compared to a net loss from continuing operations of $88.3 million for the same period in 2019 largely due to the following factors:
◦underwriting loss of $0.3 million compared to $162.1 million in the same period in 2019. The reduction in the underwriting loss was due to:
▪the impact of lower loss ratios combined with lower current year premiums earned during the nine months ended September 30, 2020 compared to the same period in 2019; and
▪favorable prior year loss development of $7.8 million in the nine months ended September 30, 2020 compared to adverse prior year loss development of $96.5 million during the same period in 2019 which had been incurred primarily within the AmTrust Reinsurance segment.
◦realized gains on investment of $24.0 million for the nine months ended September 30, 2020 compared to realized gains of $25.7 million for the same period in 2019.
This was partially offset by the following:
◦a reduction in net investment income to $45.0 million for the nine months ended September 30, 2020 compared to $76.4 million for the same period in 2019; and
◦foreign exchange and other losses of $0.6 million for the nine months ended September 30, 2020 compared to foreign exchange and other gains of $14.0 million for the same period in 2019.
•no net income or loss from discontinued operations for the nine months ended September 30, 2020 compared to a net loss from discontinued operations of $22.0 million for the same period in 2019, as a result of the Settlement and Commutation Agreement entered into by Maiden and Enstar on July 31, 2019 which caused a net additional loss of $16.7 million to be recognized.
Net premiums written for the nine months ended September 30, 2020 were $17.5 million compared to $(526.0) million for the same respective period in 2019. Premiums written in the Diversified Reinsurance segment decreased by $10.6 million or 27.8% for the nine months ended September 30, 2020 compared to the same period in 2019 due to lower premiums written in German Auto programs within our IIS business. There were no new written premiums within the AmTrust Reinsurance segment due to the termination of both the AmTrust Quota Share and the European Hospital Liability Quota Share effective January 1, 2019. For the nine months ended September 30, 2019, the negative premiums written were primarily the result of the Partial Termination Amendment which resulted in Maiden Reinsurance returning approximately $648.0 million in unearned premium to AII or $436.8 million net of applicable ceding commission and brokerage.
Net premiums earned decreased by $335.2 million or 81.4% for the nine months ended September 30, 2020 compared to the same period in 2019 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and within the Diversified Reinsurance segment, non-renewals in Maiden Reinsurance's European Capital Solutions business and a reduction in the German Auto programs produced by our IIS unit.
Net investment income decreased by $31.4 million or 41.1% for the nine months ended September 30, 2020 compared to the same respective period in 2019, primarily due to the decline in average investable assets of 34.2% in those same periods. The decline in investable assets is largely due to the cessation of active reinsurance underwriting and other initiatives resulting from the Strategic Review that commenced in 2018 and has been responsible for significant negative operating cash flows as we run-off our existing reinsurance liabilities. Lower investment income was also impacted by the decline in average book yields to 2.3% for the nine months ended September 30, 2020 compared to 3.1% for the same period in 2019 (excluding the aforementioned one-time interest payments to Enstar and AmTrust).
Net realized gains on investment were $24.0 million for the nine months ended September 30, 2020, compared to net realized gains of $25.7 million for the same respective period in 2019. The realized gains for the nine months ended September 30, 2020 were primarily due to sales of corporate bonds for the settlement of claim payments to AmTrust. The realized gains for the nine months ended September 30, 2019 were primarily driven by sales of corporate bonds in anticipation of completing and funding the LPT/ADC Agreement and the commutation payment to AII pursuant to the Commutation and Release Agreement.
Net loss and LAE decreased by $374.0 million during the nine months ended September 30, 2020 compared to the same respective period in 2019 largely due to the termination of the AmTrust Reinsurance quota share agreements effective January 1, 2019. Net loss and LAE for the nine months ended September 30, 2020 was impacted by net favorable prior year reserve development of $7.8 million compared to net adverse prior year reserve development of $96.5 million during the same period in 2019. Commission and other acquisition expenses decreased by $122.3 million or 80.4% for the nine months ended September 30, 2020, compared to the same respective period in 2019 due to significantly lower earned premiums in both of our reportable segments.
Total general and administrative expenses decreased by $11.7 million, or 31.1% for the nine months ended September 30, 2020, compared to the same period in 2019 largely due to continued decrease in salary, benefits and other corporate expenses associated with the Strategic Review and related headcount reductions since 2018. The Company estimates that it incurred operating expenses of approximately $2.4 million during the nine months ended September 30, 2020 which it believes will not recur in future periods.
Non-GAAP Operating Results for the three and nine months ended September 30, 2020
In addition to other adjustments, management has adjusted the GAAP net income (loss) and underwriting results by excluding the incurred losses and LAE that are subject to the LPT/ADC Agreement. Such losses are fully recoverable from Enstar's Bermuda reinsurance affiliate, Cavello Bay Reinsurance Limited and therefore adjusting for them shows the ultimate economic benefit of the LPT/ADC Agreement to Maiden.
Non-GAAP operating loss was $2.3 million or $0.03 per diluted common share for the third quarter of 2020, compared to a non-GAAP operating earnings of $39.5 million or $0.47 per diluted common share for the third quarter of 2019. Adjusted to include realized investment gains which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings was $1.8 million or $0.02 per diluted common share for the third quarter of 2020, compared to a non-GAAP operating earnings of $52.2 million or $0.62 per diluted common share for the third quarter of 2019.
Non-GAAP operating earnings were $2.0 million or $0.02 per diluted common share for the nine months ended September 30, 2020, compared to a non-GAAP operating loss of $9.4 million or $0.11 per diluted common share for the same period in 2019. Adjusted to include realized investment gains which are a recurring part of investment results with the Company’s underwriting activities in run-off, non-GAAP operating earnings were $26.1 million or $0.31 per diluted common share for the nine months ended September 30, 2020, compared to a non-GAAP operating earnings of $16.3 million or $0.20 per diluted common share for the same period in 2019.
The amount recognized as an unamortized deferred gain liability pursuant to the LPT/ADC Agreement was $80.0 million as of September 30, 2020, a decrease of $33.0 million compared to $113.0 million at December 31, 2019. The decrease in the unamortized deferred gain on retroactive reinsurance for the nine months ended September 30, 2020 is attributable to the following: 1) $9.3 million in loss and loss adjustment expenses recognized as favorable loss development in the Company’s GAAP income statement that are subject to the LPT/ADC Agreement; and 2) $23.7 million related to a reduction in estimated ultimate losses for certain workers’ compensation losses previously commuted by the Company to AmTrust which are subject to specific terms and conditions pursuant to the LPT/ADC Agreement.
Adjusted for losses and LAE subject to the LPT/ADC Agreement of $7.8 million and $9.3 million during the three and nine months ended September 30, 2020, respectively, the non-GAAP underwriting loss(10) was $4.4 million and $9.6 million, respectively. This compared to a non-GAAP underwriting income of $24.3 million and an underwriting loss of $57.5 million for the same respective periods in 2019 after being adjusted for loss and LAE subject to the LPT/ADC Agreement of $104.5 million for the three and nine months ended September 30, 2019.
For the three and nine months ended September 30, 2020, the non-GAAP operating results are primarily the result of underwriting results not covered by the LPT/ADC Agreement, specifically the run-off of AmTrust quota share business with losses occurring after December 31, 2018 (including the additional ceding commission paid under the Partial Termination Amendment) as well as claims related to the European Hospital Liability Quota Share.
In addition, as previously noted, the Company estimates that it incurred operating expenses of approximately $0.6 million and $2.4 million, respectively, during the three and nine months ended September 30, 2020, which it believes will not recur in future periods.
Similar to the reported GAAP results, the improvement in non-GAAP operating results for the three and nine months ended September 30, 2020 compared to those periods in 2019 primarily reflects the improved underwriting results described above.

Quarterly Report on Form 10-Q for the Three and Nine Months Ended September 30, 2020 and Other Financial Matters
The Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020 is being filed with the U.S. Securities and Exchange Commission on November 13, 2020. Additional information on the matters reported in this news release along with other required disclosures including risk factors related to COVID-19 can be found in that filing.
Total assets were $3.1 billion at September 30, 2020, compared to $3.6 billion at December 31, 2019. Shareholders' equity was $538.1 million at September 30, 2020, compared to $507.7 million at December 31, 2019. Adjusted shareholders' equity(2) was $618.1 million at September 30, 2020, compared to adjusted shareholders' equity of $620.7 million at December 31, 2019, reflecting the unamortized deferred gain on retroactive reinsurance of $80.0 million at September 30, 2020 and $113.0 million at December 31, 2019.
The Company has discontinued the presentation of certain non-GAAP measures such as combined ratio and its related components in this news release, as it believes that as the run-off of its reinsurance portfolios progresses, such ratios are increasingly not meaningful and of less value to readers as they evaluate the financial results of the Company. The Company has, for the time being, continued to utilize such non-GAAP measures on a quarterly basis in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020.
Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preference shares.
About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.
(1)(2)(4)(5)(10) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

Special Note about Forward Looking Statements

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include general statements both with respect to the Company and the insurance industry and generally are identified with the words "anticipate", "believe", "expect", "predict", "estimate", "intend", "plan", "project", "seek", "potential", "possible", "could", "might", "may", "should", "will", "would", "will be", "will continue", "will likely result" and similar expressions. In light of the risks and uncertainties inherent in all forward-looking statements, the inclusion of such statements in this press release should not be considered as a representation by the Company or any other person that the Company’s objectives or plans or other matters described in any forward-looking statement will be achieved. These statements are based on current plans, estimates, assumptions and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore, you should not place undue reliance on them. Important factors that could cause actual results to differ materially from those in such forward-looking statements are set forth in Item 1A "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Circumstances caused by the COVID-19 pandemic are complex, uncertain and rapidly evolving. We therefore may not be able to accurately predict the longer-term effects that the COVID-19 pandemic may have on our financial condition or results of operations. To the extent the COVID-19 pandemic adversely affects our financial condition or results of operations, it may also have the effect of heightening additional risks described in Part I, Item 1A, Risk Factors, of our Annual Report on Form 10-K for the year ended December 31, 2019.
The Company cautions that the list of important risk factors in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020 is not intended to be and is not exhaustive. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law, and all subsequent written and oral forward-looking statements attributable to the Company or individuals acting on the Company’s behalf are expressly qualified in their entirety by this paragraph. If one or more risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what was projected. Any forward-looking statements in this press release reflect the Company’s current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth, strategy and liquidity. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2020	December 31, 2019
	Unaudited	Audited
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2020 - $1,258,915; 2019 - $1,813,426)	$1,287,967	$1,835,518
Other investments	75,364	31,748
Total investments	1,363,331	1,867,266
Cash and cash equivalents	91,721	48,197
Restricted cash and cash equivalents	98,174	59,081
Accrued investment income	12,510	18,331
Reinsurance balances receivable, net	6,144	12,181
Reinsurance recoverable on unpaid losses	597,677	623,422
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	55,962	77,356
Funds withheld receivable	652,855	684,441
Other assets	8,355	9,946
Total assets	$3,054,704	$3,568,196
LIABILITIES
Reserve for loss and loss adjustment expenses	$1,975,073	$2,439,907
Unearned premiums	161,453	220,269
Deferred gain on retroactive reinsurance	79,995	112,950
Accrued expenses and other liabilities	45,026	32,444
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,429	7,592
Senior notes, net	255,071	254,908
Total liabilities	2,516,618	3,060,478
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	898	882
Additional paid-in capital	753,324	751,327
Accumulated other comprehensive income	13,957	17,836
Accumulated deficit	(663,559)	(695,794)
Treasury shares, at cost	(31,534)	(31,533)
Total Equity	538,086	507,718
Total Liabilities and Equity	$3,054,704	$3,568,196

Book value per common share(1)	$0.86	$0.51

Common shares outstanding	84,763,882	83,148,458

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Gross premiums written	$3,517	$35,844	$20,233	$(523,178)
Net premiums written	$3,031	$35,944	$17,493	$(525,995)
Change in unearned premiums	21,274	58,954	59,335	937,981
Net premiums earned	24,305	94,898	76,828	411,986
Other insurance revenue	261	554	919	2,120
Net investment income	12,686	13,223	44,959	76,367
Net realized gains on investment	4,133	12,700	24,046	25,685
Total other-than-temporary impairment losses	(962)	(165)	(2,468)	(165)
Total revenues	40,423	121,210	144,284	515,993
Expenses:
Net loss and loss adjustment expenses	9,065	140,860	41,159	415,110
Commission and other acquisition expenses	9,651	32,763	29,778	152,036
General and administrative expenses	8,160	8,898	25,971	37,675
Total expenses	26,876	182,521	96,908	604,821
Other expenses
Interest and amortization expenses	4,832	4,831	14,493	14,490
Foreign exchange and other losses (gains)	6,536	(7,827)	634	(14,013)
Total other expenses	11,368	(2,996)	(15,127)	(477)
Income (loss) before income taxes	2,179	(58,315)	32,249	(89,305)
Less: income tax expense (benefit)	17	87	14	(977)
Net income (loss) from continuing operations	2,162	(58,402)	32,235	(88,328)
Income (loss) from discontinued operations, net of income tax	—	75	—	(22,048)
Net income (loss)	$2,162	$(58,327)	$32,235	$(110,376)
Basic and diluted earnings (loss) from continuing operations per share attributable to Maiden common shareholders(9)	$0.03	$(0.70)	$0.38	$(1.06)
Basic and diluted loss from discontinued operations per share attributable to Maiden common shareholders(9)	—	—	—	(0.27)
Basic and diluted earnings (loss) per share attributable to Maiden common shareholders(9)	$0.03	$(0.70)	$0.38	$(1.33)
Annualized return on average common equity	12.4%	(238.9)%	74.4%	(187.5)%
Weighted average number of common shares - basic and diluted	84,744,787	83,092,085	84,181,528	83,036,925

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended September 30, 2020	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$9,152	$(5,635)	$—	$3,517
Net premiums written	$8,666	$(5,635)	$—	$3,031
Net premiums earned	$11,323	$12,982	$—	$24,305
Other insurance revenue	261	—	—	261
Net loss and loss adjustment expenses ("loss and LAE")	(6,624)	(2,441)	—	(9,065)
Commission and other acquisition expenses	(4,204)	(5,447)	—	(9,651)
General and administrative expenses(3)	(1,818)	(630)	—	(2,448)
Underwriting (loss) income(4)	$(1,062)	$4,464	$—	3,402
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				16,819
Total other-than-temporary impairment losses				(962)
Interest and amortization expenses				(4,832)
Foreign exchange and other losses				(6,536)
Other general and administrative expenses(3)				(5,712)
Income tax expense				(17)
Net income from continuing operations				$2,162

For the Three Months Ended September 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$14,439	$21,405	$—	$35,844
Net premiums written	$14,539	$21,405	$—	$35,944
Net premiums earned	$20,492	$74,406	$—	$94,898
Other insurance revenue	554	—	—	554
Net loss and LAE	(13,807)	(126,945)	(108)	(140,860)
Commission and other acquisition expenses	(7,005)	(25,758)	—	(32,763)
General and administrative expenses(3)	(1,849)	(235)	—	(2,084)
Underwriting loss(4)	$(1,615)	$(78,532)	$(108)	(80,255)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				25,923
Total other-than-temporary impairment losses				(165)
Interest and amortization expenses				(4,831)
Foreign exchange and other gains				7,827
Other general and administrative expenses(3)				(6,814)
Income tax expense				(87)
Net loss from continuing operations				$(58,402)

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Nine Months Ended September 30, 2020	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$30,573	$(10,340)	$—	$20,233
Net premiums written	$27,591	$(10,098)	$—	$17,493
Net premiums earned	$35,381	$41,447	$—	$76,828
Other insurance revenue	919	—	—	919
Net loss and loss adjustment expenses ("loss and LAE")	(19,703)	(21,456)	—	(41,159)
Commission and other acquisition expenses	(13,557)	(16,221)	—	(29,778)
General and administrative expenses(3)	(5,177)	(1,941)	—	(7,118)
Underwriting (loss) income(4)	$(2,137)	$1,829	$—	(308)
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				69,005
Total other-than-temporary impairment losses				(2,468)
Interest and amortization expenses				(14,493)
Foreign exchange and other losses				(634)
Other general and administrative expenses(3)				(18,853)
Income tax expense				(14)
Net income from continuing operations				$32,235

For the Nine Months Ended September 30, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$41,021	$(564,199)	$—	$(523,178)
Net premiums written	$38,204	$(564,199)	$—	$(525,995)
Net premiums earned	$68,256	$343,730	$—	$411,986
Other insurance revenue	2,120	—	—	2,120
Net loss and LAE	(40,695)	(374,103)	(312)	(415,110)
Commission and other acquisition expenses	(24,413)	(127,623)	—	(152,036)
General and administrative expenses(3)	(6,972)	(2,063)	—	(9,035)
Underwriting loss(4)	$(1,704)	$(160,059)	$(312)	(162,075)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				102,052
Total other-than-temporary impairment losses				(165)
Interest and amortization expenses				(14,490)
Foreign exchange and other gains				14,013
Other general and administrative expenses(3)				(28,640)
Income tax benefit				977
Net loss from continuing operations				$(88,328)

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Non-GAAP operating (loss) earnings(5)	$(2,313)	$39,482	$2,041	$(9,411)
Non-GAAP basic and diluted operating (loss) earnings per common share attributable to Maiden common shareholders	$(0.03)	$0.47	$0.02	$(0.11)
Annualized non-GAAP operating return on average adjusted common equity(6)	(5.6)%	105.0%	1.8%	(9.6)%
Reconciliation of Net income (loss) to Non-GAAP operating (loss) earnings
Net income (loss)	$2,162	$(58,327)	$32,235	$(110,376)
Add (subtract):
Net realized gains on investment	(4,133)	(12,700)	(24,046)	(25,685)
Total other-than-temporary impairment losses	962	165	2,468	165
Foreign exchange and other losses (gains)	6,536	(7,827)	634	(14,013)
Loss from NGHC Quota Share run-off	—	108	—	312
Prior year loss development subject to LPT/ADC Agreement	(7,840)	104,542	(9,250)	104,542
Income (loss) from discontinued operations, net of income tax	—	(75)	—	22,048
Interest expense paid under the LPT/ADC Agreement and the Commutation Agreement	—	13,596	—	13,596
Non-GAAP operating (loss) earnings(5)	$(2,313)	$39,482	$2,041	$(9,411)
Weighted average number of common shares - basic and diluted	84,744,787	83,092,085	84,181,528	83,036,925
Reconciliation of diluted earnings (loss) per share attributable to Maiden common shareholders to Non-GAAP diluted operating (loss) earnings per share attributable to Maiden common shareholders:
Diluted earnings (loss) per share attributable to Maiden common shareholders	$0.03	$(0.70)	$0.38	$(1.33)
Add (subtract):
Net realized gains on investment	(0.05)	(0.15)	(0.29)	(0.31)
Total other-than-temporary impairment losses	0.01	—	0.03	—
Foreign exchange and other gains	0.07	(0.09)	0.01	(0.17)
Loss from NGHC Quota Share run-off	—	—	—	0.01
Prior year loss development subject to LPT/ADC Agreement	(0.09)	1.25	(0.11)	1.26
Loss from discontinued operations, net of income tax	—	—	—	0.27
Interest expense paid under the LPT/ADC Agreement and the Commutation Agreement	—	0.16	—	0.16
Non-GAAP diluted operating (loss) earnings per share attributable to Maiden common shareholders	$(0.03)	$0.47	$0.02	$(0.11)
Non-GAAP Underwriting Results and Non-GAAP Net Loss and LAE
Gross premiums written	$3,517	$35,844	$20,233	$(523,178)
Net premiums written	$3,031	$35,944	$17,493	$(525,995)
Net premiums earned	$24,305	$94,898	$76,828	$411,986
Other insurance revenue	261	554	919	2,120
Non-GAAP net loss and LAE(10)	(16,905)	(36,318)	(50,409)	(310,568)
Commission and other acquisition expenses	(9,651)	(32,763)	(29,778)	(152,036)
General and administrative expenses	(2,448)	(2,084)	(7,118)	(9,035)
Non-GAAP underwriting (loss) income(10)	$(4,438)	$24,287	$(9,558)	$(57,533)

Net loss and LAE	$9,065	$140,860	$41,159	$415,110
Less: loss and LAE incurred subject to LPT/ADC Agreement	(7,840)	104,542	(9,250)	104,542
Non-GAAP net loss and LAE(10)	$16,905	$36,318	$50,409	$310,568

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2020	December 31, 2019
Investable assets:
Total investments	$1,363,331	$1,867,266
Cash and cash equivalents	91,721	48,197
Restricted cash and cash equivalents	98,174	59,081
Loan to related party	167,975	167,975
Funds withheld receivable	652,855	684,441
Total investable assets(7)	$2,374,056	$2,826,960

Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	73,086	42,718
Total shareholders' equity	538,086	507,718
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(8)	$800,586	$770,218

Reconciliation of total shareholders' equity to adjusted shareholders' equity:
Total Shareholders’ Equity	$538,086	$507,718
Unamortized deferred gain on retroactive reinsurance	79,995	112,950
Adjusted shareholders' equity(2)	$618,081	$620,668

Reconciliation of book value per common share to adjusted book value per common share:
Book value per common share	$0.86	$0.51
Unamortized deferred gain on retroactive reinsurance	0.95	1.36
Adjusted book value per common share(2)	$1.81	$1.87

(1) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding. Management uses growth in this metric as a prime measure of the value we are generating for our common shareholders, because management believes that growth in this metric ultimately results in growth in the Company’s common share price. This metric is impacted by the Company’s net income and external factors, such as interest rates, which can drive changes in unrealized gains or losses on our investment portfolio, as well as share repurchases.

(2) Adjusted Total Shareholders' Equity and Adjusted Book Value per Common Share: Management has adjusted GAAP shareholders' equity by adding the unamortized deferred gain on retroactive reinsurance arising from the LPT/ADC Agreement relating to losses incurred subject to that agreement to shareholders' equity. As a result, by virtue of this adjustment, management has also computed the Adjusted Book Value per Common Share. The deferred gain on retroactive reinsurance represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement. We believe reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations, which will improve shareholders' equity over the settlement period.

(3) Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(4) Underwriting income or loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. For purposes of these non-GAAP operating measures, the fee-generating business which is included in our Diversified Reinsurance segment, is considered part of the underwriting operations of the Company. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(5) Non-GAAP operating earnings (loss) and non-GAAP basic and diluted operating earnings (loss) per common share are non-GAAP financial measure defined by the Company as net income (loss) excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, loss from discontinued operations, net of income tax, income (loss) from NGHC Quota Share run-off, interest expense paid resulting from the LPT?ADC Agreement and the Commutation and Release Agreement and change in unamortized deferred gain on retroactive reinsurance and should not be considered as an alternative to net income (loss). The Company's management believes that the use of non-GAAP operating earnings (loss) and non-GAAP diluted operating earnings (loss) per common share enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how management analyzes performance. Management also believes that these measures generally follow industry practice therefore allowing the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. Non-GAAP operating earnings (loss) should not be viewed as a substitute for U.S. GAAP net income (loss).

(6) Non-GAAP operating return on average adjusted common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average adjusted common shareholders' equity as a measure of profitability that focuses on the return to common shareholders. It is calculated using non-GAAP operating earnings (loss) divided by average common shareholders' equity adjusted for the deferred gain on retroactive reinsurance.

(7) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and funds withheld receivable.

(8) Total capital resources is the sum of the Company's principal amount of debt and shareholders' equity.

(9) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

(10) Non-GAAP net loss and LAE and Non-GAAP underwriting income (loss): Management has further adjusted the net loss and LAE and underwriting income (loss) (as defined above) by recognizing into income the unamortized deferred gain arising from the LPT/ADC Agreement relating to losses subject to that agreement. The deferred gain represents amounts estimated to be fully recoverable from Cavello and management believes adjusting for this shows the ultimate economic benefit of the LPT/ADC Agreement on Maiden's underwriting income (loss). Management believes reflecting the economic benefit of this retroactive reinsurance agreement is helpful for understanding future trends in our operations.

Exhibit 99.2

PRESS RELEASE

Maiden Holdings, Ltd. Releases
Third Quarter 2020 Earnings

HAMILTON, Bermuda, November 13, 2020 (GLOBE NEWSWIRE) -- Maiden Holdings, Ltd. (NASDAQ:MHLD) has released its third quarter 2020 financial results via its investor relations website at https://www.maiden.bm/investor_relations.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.

Exhibit 99.3

PRESS RELEASE

Maiden Commences Tender Offer to Purchase
Preference Shares, Series A, Series C and Series D
for an Aggregate Purchase Price of up to $100,000,000

PEMBROKE, Bermuda, November 13, 2020 - Maiden Holdings, Ltd. (NASDAQ:MHLD) ("Maiden") announced today the commencement of a cash tender offer (the “Offer”), through its indirect, wholly-owned subsidiary, Maiden Reinsurance Ltd. (the “Company”), to purchase the number of securities listed in the table below (the “Securities”) as can be purchased for an aggregate purchase price of up to $100,000,000 (the “Maximum Aggregate Purchase Amount”).

Series of Securities	CUSIP No./ISIN	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Offer Price
8.250% Non-Cumulative Preference Shares Series A of Maiden Holdings, Ltd. ("Series A Preference Shares")	G5753U 120 / BMG5753U1201	$25.00	$150,000,000	$10.50 per share
7.125% Non-Cumulative Preference Shares Series C of Maiden Holdings, Ltd. ("Series C Preference Shares")	G5753U 138 / BMG5753U1383	$25.00	$165,000,000	$10.50 per share
6.700% Non-Cumulative Preference Shares Series D of Maiden Holdings, Ltd. ("Series D Preference Shares")	G5753U 146 / BMG5753U1466	$25.00	$150,000,000	$10.50 per share
The consideration for each Series A Preference Share, each Series C Preference Share and each Series D Preference Share tendered and accepted for purchase pursuant to the Offer will equal $10.50 (the “Offer Price”). The Offer Price does not, and will not, include any amount with respect to dividends.
The principal purpose of the Offer is to adjust Maiden’s capital structure to reflect its current operations and the amount of capital required to operate both Maiden and the Company. Maiden's board of directors has not declared or paid dividends on the Securities since the fourth quarter of 2018 and there can be no assurance that Maiden will declare and pay dividends on the Securities in the future. The Securities are perpetual and there is no fixed date on which Maiden is required to redeem or otherwise repurchase them. Further, given the perpetual form of capital the Securities represent, there can be no assurance that Maiden or the Company will make additional offers in the future to purchase the Securities.
The acquisition by the Company of the Securities pursuant to this Offer is being made in compliance with the Company’s investment policy which has been approved by the Vermont Department of Financial Regulation.
Maiden or the Company reserves the right, but is not obligated, to increase the Maximum Aggregate Purchase Amount in its sole and absolute discretion. The Offer will expire on December 15, 2020 at 11:59

p.m., New York City time, unless Maiden or the Company extends it (such time and date, as the same may be extended, the “Expiration Time”).
If the aggregate Offer Price of the Securities that are validly tendered and not properly withdrawn as of the Expiration Time (the “Total Consideration Amount”) exceeds the Maximum Aggregate Purchase Amount, the Company will accept for purchase that number of Securities that does not result in the Total Consideration Amount exceeding the Maximum Aggregate Purchase Amount. In that event, the Securities will be subject to proration, as described in the Offer to Purchase, dated November 13, 2020 (the “Offer to Purchase”).
The Company will pay the purchase price for the Securities it purchases promptly after the Expiration Time and the acceptance of the Securities for purchase. The date on which such payment is made is referred to as the “Settlement Date.” The Company currently expects the Settlement Date to be December 17, 2020.
Securities tendered pursuant to the Offer may be validly withdrawn at any time on or prior to the Expiration Time by following the procedures described in the Offer to Purchase.
The terms and conditions of the Offer are described in the Offer to Purchase. The Offer is subject to the satisfaction or waiver of certain conditions specified in the Offer to Purchase.
The Offer to Purchase will be mailed to record holders of the Securities and will be furnished to brokers, dealers, commercial banks, trust companies or other nominee stockholders and similar persons whose names, or the names of whose nominees, appear on Maiden’s shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of the Securities. The Offer to Purchase contains important information that holders are urged to read before any decision is made with respect to the Offer.
Pursuant to Rule 13e-4(c)(2) under the Securities Exchange Act of 1934, as amended, Maiden will file with the Securities and Exchange Commission (the “SEC”) an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the SEC’s website at www.sec.gov.
BofA Securities is acting as dealer manager for the Offer. The Company will pay registered brokers and dealers in the United States that process tenders into the Offer from DTC participants and persons resident in the United States (the “Retail Processing Dealers”) retail processing fees. Each Retail Processing Dealer that successfully processes tenders from a retail beneficial owner of Securities will be eligible to receive a retail processing fee from the Company equal to $0.125 per Series A Preference Share, Series C Preference Share or Series D Preference Share validly tendered and not properly withdrawn by or on behalf of such retail beneficial owner and accepted for purchase by the Company, except for any Series A Preference Shares, Series C Preference Shares or Series D Preference Shares tendered by a Retail Processing Dealer for its own account. For additional information regarding the terms of the Offer, please contact: BofA Securities, Attn: Liability Management, at telephone (980) 387-3907 (collect) or by email at debt_advisory@bofa.com. To request documentation relating to the Offer, please contact Global Bondholder Services Corporation, which is acting as the tender agent and information agent for the Offer, at (866) 794-2200 (toll-free) or (212) 430-3774..

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER OR SOLICITATION TO PURCHASE SECURITIES. THE OFFER IS BEING MADE SOLELY PURSUANT TO THE OFFER TO PURCHASE, WHICH SETS FORTH THE COMPLETE TERMS OF THE OFFER THAT HOLDERS OF THE SECURITIES SHOULD CAREFULLY READ PRIOR TO MAKING ANY DECISION.
THE COMPANY IS NOT MAKING THE OFFER TO (NOR WILL IT ACCEPT ANY TENDER OF SECURITIES FROM OR ON BEHALF OF) HOLDERS OF SECURITIES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF ANY TENDER OF SECURITIES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, THE COMPANY MAY, AT ITS DISCRETION, TAKE SUCH ACTION AS THE COMPANY MAY DEEM NECESSARY FOR IT TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SECURITIES IN SUCH

JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON THE COMPANY’S BEHALF BY ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.

Forward-Looking Statements
This press release includes forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Maiden Holdings, Ltd. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Maiden Holdings, Ltd. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.